UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2021

Cardtronics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-37820	98-1304627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2050 W. Sam Houston Parkway South, Suite 1300, Houston, Texas 77042
(Address of principal executive offices and Zip Code)

(832) 308-4000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	CATM	The NASDAQ Stock Market LLC

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Schedule 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

Concurrently with the closing of the Acquisition described in Item 2.01 of this Current Report on Form 8-K, Cardtronics plc, a public limited company incorporated under the laws of England and Wales (the “Company” or “Cardtronics”), and certain of its subsidiaries (i) repaid in full all loans and terminated all commitments (and paid interest and all other amounts due in connection with such repayment and termination) outstanding under the Term Loan Credit Agreement, dated as of June 29, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) among the Company, certain of its subsidiaries party thereto (including Cardtronics USA, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, as borrower (“Cardtronics USA”)), the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and (ii) terminated all commitments (and paid all other amounts due in connection with such termination) outstanding under the Second Amended and Restated Credit Agreement, dated as of November 19, 2018 (as amended by the First Amendment to Second Amended and Restated Credit Agreement, dated as of September 19, 2019, the Second Amendment to Second Amended and Restated Credit Agreement, dated as of May 29, 2020, the Third Amendment to Second Amended and Restated Credit Agreement, dated as of June 29, 2020, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Company, Cardtronics USA, certain of their respective subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

In addition, on June 21, 2021 the Company redeemed $300,000,000 aggregate principal amount of its outstanding 5.50% Senior Notes due 2025 at a redemption price equal to 102.750% of the principal amount of the Notes, plus accrued and unpaid interest thereon.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 21, 2021 (the “Effective Date”), pursuant to the Acquisition Agreement (the “Acquisition Agreement”), dated January 25, 2021, by and between the Company, NCR Corporation, a Maryland corporation (“NCR”), and, solely for purposes of Section 8.2, Section 8.4 and Article IX of the Acquisition Agreement, Cardtronics USA, NCR UK Group Financing Limited, a wholly-owned subsidiary of NCR, acquired all of the issued and to be issued ordinary shares of the Company for $39.00 per share (the “Per Share Consideration”) and the Company became an indirect wholly-owned subsidiary of NCR (the “Acquisition”). The Acquisition was implemented by means of a court-sanctioned scheme of arrangement under Part 26 of the U.K. Companies Act of 2006 (the “Scheme”).

On June 17, 2021, the court hearing (the “Court Hearing”) of the High Court of Justice in England and Wales (the “Court”) was held for the purposes of sanctioning the Scheme. The Court Hearing took place following the satisfaction or waiver of the other conditions to the Acquisition under the Acquisition Agreement (other than those that were by their terms only capable of satisfaction at closing). At the Court Hearing, the Court sanctioned the Scheme and issued a court order confirming the same (the “Court Order”). On June 21, 2021, the Court Order was delivered to the Registrar of Companies of England and Wales, such that the Scheme became effective in accordance with its terms, thereby completing the Acquisition (the “Closing”).

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the Closing, the Company notified the Nasdaq Stock Market (the “Nasdaq”) on June 21, 2021 that each outstanding ordinary share of the Company was converted into the right to receive the Per Share Consideration pursuant to the Acquisition Agreement as set forth under Item 2.01. The Company requested that the Nasdaq halt trading of the Company’s ordinary shares effective prior to the opening of trading on Nasdaq on June 21, 2021. The Company also requested that the Nasdaq file a Form 25 with the SEC to remove the Company’s ordinary shares from listing on the Nasdaq and to deregister the ordinary shares pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Additionally, the Company intends to file with the SEC a Form 15 requesting the termination of registration of the Company’s ordinary shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

In connection with the completion of the Acquisition, each of the Company’s outstanding ordinary shares was acquired by NCR for the Per Share Consideration pursuant to the Acquisition Agreement as set forth under Item 2.01 of this Current Report on Form 8-K, and holders of such Common Stock ceased to have any rights as shareholders of the Company, except as provided in the Acquisition Agreement or by law.

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01, 3.01 and 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Acquisition, a change in control of the Company occurred, and the Company is now owned by NCR.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Directors

Each of the Company’s current directors as of immediately prior to the effective time of the Acquisition on June 21, 2021 resigned as a director of the Company and ceased to be a director of the Company. In connection with the Acquisition and upon the effective time of the Acquisition, Paul Carbonelli, Erich B. Conrad, Paul Gullo and Angela Weinstein (the “Post-Closing Directors”) were appointed as directors of the Company, effective June 21, 2021. Shareholders should be aware, as noted in the Company’s definitive proxy statement filed with the SEC on June 1, 2021 (the “Annual Meeting Proxy Statement”), in relation to its annual general meeting of shareholders to be held on June 30, 2021 (the “Annual Meeting”), that, pursuant to the Scheme, NCR UK Group Financing Limited has been appointed as attorney to exercise (in place of and to the exclusion of the Company’s shareholders) any voting rights attaching to the Company’s shares acquired as a result of the Acquisition, including executing any form of proxy in respect of such shares, in respect of any resolutions proposed at the Annual Meeting. It is expected that the voting rights attaching to the Company's shares acquired as a result of the Acquisition will be exercised at the Annual Meeting in accordance with the recommendations of the Post-Closing Directors, subject to regulatory approval.

Employment Mitigation Agreements

On June 16, 2021, the Company entered into agreements with certain employees, including with each of Dan Antilley and Stuart MacKinnon (the “Executives”) in connection with the transactions contemplated by the Acquisition Agreement (the “Employment Mitigation Agreement”).

The Employment Mitigation Agreement provides that, if any payment, distribution or provision of a benefit by the Company or any of its affiliates to or for the benefit of Executive (a “Payment”), (a) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or 1986, as amended (the “Code”), or any interest or penalties with respect to such excise tax and (b) the net after-tax amount of such Payments, after Executive has paid all taxes due thereon (including the excise tax and related amounts), would be less than the net after-tax amount of all such Payments otherwise due to the Executive in the aggregate if such Payments were reduced to an amount equal to 2.99 times the Executive’s “base amount” (as defined in Section 280G(b)(3) of the Code), then the aggregate amount of such Payments payable to the Executive shall be reduced to an amount that will equal 2.99 times the Executive’s base amount.

Employment Agreement Amendment

On June 16, 2021, the Company also entered into an agreement with Gary Ferrera (the “Ferrera Agreement”) to amend his employment agreement to provide that, for purposes of determining the average annual bonus paid for the two calendar years prior to the termination date for Mr. Ferrera’s severance calculation, his 2020 bonus will be deemed paid at target, as disclosed in the Company’s definitive merger proxy statement filed with the SEC on March 30, 2021. The Ferrera Agreement became effective as of the Closing.

Item 8.01	Other Events.

On June 21, 2021, the Company issued a press release with NCR announcing the completion of the Acquisition. A copy of the joint press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
2.1	Acquisition Agreement* (incorporated by reference to Exhibit 2.1 on Form 8-K filed with the SEC on January 25, 2021).
99.1	Press Release dated June 21, 2021.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

* The schedules/exhibits have been omitted from this filing pursuant to Item 601(b)(2) and (10) of Regulation S-K, as applicable. The Company will furnish copies of any such schedules or exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardtronics plc

Date: June 21, 2021
	By:	/s/ Gary W. Ferrera
Name: Gary W. Ferrera
Title: Chief Financial Officer